RESIGNATION AGREEMENT

This RESIGNATION AGREEMENT (the “Agreement”) is entered into this ____ day of September 2018 by and between Hancock Jaffe Laboratories, Inc. (the “Company”), a Delaware corporation, and Steven Girgenti (the “Director”). The Director and the Company are sometimes collectively referred to herein as the “parties” or each individually as a “party.”

WHEREAS, the Director is a member of the Board of Directors of the Company (the “Board”);

WHEREAS, the Director has voluntarily elected to resign from the Board; and

WHEREAS, the Company and the Director desire to enter into this Agreement to memorialize the terms of the Directors resignation from the Board.

NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows.

1. Resignation; Resignation Date.

(a) Effective as of September ___, 2018 (“Resignation Date”), the Director hereby voluntarily resigns from any and all positions on the Board (including any committees thereof) or otherwise with the Company and any of the Company’s subsidiaries or affiliates.

(b) The Director acknowledges that he is entering into this Agreement of his own choosing and not as the result of any disagreement with the Company on any matter relating to the Company’s operations, policies (including accounting or financial policies) or practices that have been reviewed and discussed at Board Meetings and duly noted in the minutes of the Meetings.

(c) The Director acknowledges that he will no longer be, as of the Resignation Date, authorized to conduct any business on behalf of the Company or to hold himself out as an agent or representative of the Company.

2. Consideration. As partial consideration for entering into this Agreement, the Company agrees with the Director as follows: from time to time, in the event the Director (a) seeks to acquire or otherwise receives or is assigned shares of Company common or (b) holds and desires to publicly sell shares of Company common stock (such shares of Company common stock, the “Director Shares”), the Company shall, subject to the relevant securities laws and limitations under Rule 144 promulgated under the Securities Act of 1933, as amended, cooperate and undertake all reasonable efforts to facilitate such acquisition, receipt, assignment or public sales of the Director Shares, including, at the Company’s expense, via the issuance of customary legal opinions of counsel to lift the restrictive legends from certificates evidencing the Director Shares upon sales of the Director Shares, up to an aggregate of one hundred and fifty thousand (150,000) shares Director Shares, provided, however, that the Company shall not be required to engage in any action that it reasonably believes to be unlawful or in violation of state or federal securities laws or regulations. Further, all Options granted to the Director before the Resignation Date will be modified such that they can be exercised by the Director for a ten (10) year term period from their issuance dates. Immediately upon the resignation, the Director shall receive a grant of ten thousand (10,000) options to purchase shares of Hancock Jaffe common stock, at a strike price equal to the closing price of Hancock Jaffe common stock on the day of such resignation. Such options shall be exercisable for a ten (10) year period from their issuance date. In the event that Director receives shares of Hancock Jaffe common stock immediately prior to or within ninety (90) days of the Director resignation, the Director shall register such shares with VStock Transfer such that any such shares will have an appropriate 144 restricted legend.

3. Release of Claims; Covenant Not To Sue.

(a) Director’s Release of Claims. In consideration of the mutual agreements and covenants herein contained, by signing this Agreement, the Director knowingly and voluntarily releases and forever discharges the Company and its affiliates, subsidiaries, divisions, insurers, predecessors, successors and assigns, and their current and former employees, directors, members, managers, partners, officers, agents and representatives thereof, both individually and in their business capacities, and their administrators and fiduciaries, including but not limited to Biodyne Holding, S.A. (“Biodyne”) and Yury Zhivilo (collectively, the “Company Released Parties”), of and from any and all claims, known and unknown, asserted or unasserted, which the Director has or may have against the Company or any Company Released Parties from the beginning of the world through of the Retirement Date, including, but not limited to: (i) any claims, whether statutory, common law, or otherwise, arising out the Director’s service on the Board or otherwise with the Company; (ii) any claims, whether statutory, common law, or otherwise, arising out of the facts and circumstances of the Director’s service on the Board or otherwise with the Company; (iii) any claims for breach of contract, quantum meruit, unjust enrichment, breach of oral promise, tortuous interference with business relations, injurious falsehood, defamation, negligent or intentional infliction of emotional distress, invasion of privacy, and any other common law contract and tort claims; (iv) any claims for unpaid or lost benefits or other compensation (including any claims relating to shares of the Company’s common stock or other securities); and (v) any claims for attorneys’ fees, costs, disbursements, or other expenses. The enumeration of specific rights, claims, and causes of action being released should not be construed to limit the general scope of the foregoing release. It is the intent of the Director and the Company that by the foregoing release, the Director is giving up all rights, claims, and causes of actions against the Company Released Parties which accrued prior to the Resignation Date, whether or not he is aware of them and whether or not any damage or injury has yet occurred. In connection with this release provision, the Director does not waive his right to file a charge or participate in any proceeding of any federal, state or local governmental agency. To the extent permitted by law, the Director agrees that, if such a claim is made, the Director shall not be entitled to recover any individual monetary relief or other individual remedies should any administrative agency pursue any claim on his behalf. Nothing in this Agreement extinguishes any claims the Director may have: (i) against the Company for breach of this Agreement; (ii) against any of the Company Released Parties for any claims arising from events that occur following the Resignation Date; or (iii) related to the Company’s obligation, if any, to indemnify the Director as a member of the Board. Notwithstanding any of the foregoing to the contrary, it is expressly agreed by the parties that Steven A. Cantor (together with any holding entities owned and/or controlled by him) are excluded from the definition of Company Released Parties.

2

(b) Company’s Release of Claims. In consideration of the mutual agreements and covenants herein contained, by signing this Agreement, the Company knowingly and voluntarily releases and forever discharges the Director, his affiliates, heirs, assigns, agents and representatives, including but not limited to Medi-Pharm Consulting LLC (except for any claims against Steven Cantor) (collectively, the “Director Released Parties”), of and from any and all claims, known and unknown, asserted or unasserted, which the Company has or may have against the Director or any the Director Released Parties from the beginning of the world through of the Resignation Date, including, but not limited to: (i) any claims, whether statutory, common law, or otherwise; (ii) any claims for breach of contract, breach of fiduciary duty, conversion, quantum meruit, unjust enrichment, breach of oral promise, tortuous interference with business relations, injurious falsehood, defamation, and any other common law contract and tort claims; and (iii) any claims for attorneys’ fees, costs, disbursements, or other expenses; provided, however, that expressly excluded from such released claims are (A) claims arising out of the Director’s capacity as an member of the Board where the Director both had a duty of disclosure to the Board and actively concealed facts, (B) fraud claims; or (C) claims arising from criminal acts. The enumeration of specific rights, claims, and causes of action being released should not be construed to limit the general scope of the foregoing release. It is the intent of the Director and the Company that, by the foregoing release, the Company is giving up all known rights, claims, and causes of actions against the Director Released Parties which accrued prior to the Resignation Date. Nothing in this Agreement extinguishes any claims the Company may have: (i) against the Director for breach of this Agreement; or (ii) against any of the Director Released Parties for any claims arising from events that occur following the Resignation Date. Director shall continue to be covered by the Company’s D&O coverage and the Company’s indemnification policy.

(c) Covenant Not To Sue. The Parties agree and covenant not to sue or bring any claims or charges against the Company Released Parties or the Director Released Parties, or any one of them, with respect to matters subject to the releases contained herein. The Parties further agree not to institute any claim, charge, complaint or lawsuit to challenge the validity of the foregoing releases or the circumstances surrounding the execution of this Agreement. The Parties represent and warrant that they have not filed any complaints, charges, or claims for relief against one another, the Company Released Parties or the Director Released Parties, or any one of them, with any local, state or federal court or administrative agency, any professional or regulatory board, or any other agency or entity. The Parties further warrant that they have not previously assigned or transferred any of the claims that are the subject of the releases contained herein. In the event that any Party institutes any action covered by this Section 3(c), that action shall be dismissed upon presentation of this Agreement and the Party bringing the action shall reimburse the affected parties for all legal fees and expenses incurred in defending such claim and obtaining its dismissal.

4. Affirmations. The Director hereby affirms, represents and warrants that:

(a) he has not filed, caused to be filed, and currently is not a party to, any claim against any Company Released Party;

(b) except for the payments and benefits provided for in this Agreement, he has been paid, and has received, all compensation, wages, bonuses, commissions, and benefits, to which the Director may be entitled form the Company or its affiliates;

(c) this Agreement states fully all agreements, understandings, promises, and commitments as between himself and the Company relating to the termination of the Director’s service to the Company; and

(d) in deciding to sign this Agreement, he has not relied on any representations, statements, agreements, understandings, promises, or commitments that are not expressly set forth in this Agreement.

3

5. Confidentiality.

(a) Acknowledgment. The Director understands that his position with the Company gave the Director access to and knowledge of Confidential Information (as defined in Section 5(b)) and placed the Director in a position of trust and confidence with the Company.

(b) Protection of Confidential Information. Director acknowledges and agrees that he was provided with Confidential Information during his directorship with the Company. Director agrees that he will not, directly or indirectly, at any time, use (whether on Director’s own behalf or on behalf of any other person or entity) or disclose (to any person or entity) any Confidential Information, except as may be required by law. “Confidential Information” means all confidential, proprietary, and non-public information (whether in written, electronic, or other form) of the Company, its affiliates, or third parties with whom the Company or its affiliates do business (including without limitation investors, sources of investment capital, and suppliers of the Company and/or its affiliates, including, but not limited to Biodyne and Yury Zhivilo), including without limitation trade secrets, intellectual property, business information; information regarding the assets and affairs of the Company, financial and accounting information, operating methods or strategies, know-how, processes, forecasts, and any other information of a similar nature not already in the public domain. Confidential Information also includes any information that becomes publicly available as a direct or indirect result of Director’s breach of this Agreement or other obligation to the Company or its affiliates. The Director will take all reasonable and necessary precautions to prevent disclosure of Confidential Information to unauthorized persons or entities. In the event the Director is required by law to disclose Confidential Information, the Director will (unless prohibited by law) (i) immediately (and prior to such disclosure) notify the Company and cooperate with the Company in any efforts by the Company to oppose such disclosure, and (ii) disclose only that portion of the Confidential Information that is legally required to be disclosed and exercise best efforts to ensure that such Confidential Information will be afforded confidential treatment.

(c) Non-Solicitation of Employees. The Director understands and acknowledges that the Company has expended and continues to expend significant time and expense in recruiting and training its employees and that the loss of employees would cause significant and irreparable harm to the Company. The Director agrees and covenants not to directly or indirectly solicit, hire, recruit, attempt to hire or recruit, or induce the termination of employment of any employee of the Company, for a period of six (6) months to run consecutively, beginning on the Resignation Date.

6. Mutual Non-Disparagement.

(a) The Director agrees not to, directly or indirectly, disclose, communicate, or publish any intentionally disparaging, negative, harmful, or disapproving information, written communications, oral communications, electronic or magnetic communications, writings, oral or written statements, comments, opinions, facts, or remarks, of any kind or nature whatsoever concerning or related to any of the Company Released Parties (collectively, “Disparaging Information”).

4

(b) The Director understands and acknowledges that this non-disparagement clause prevents him from disclosing, communicating, or publishing, directly or indirectly, any Disparaging Information concerning or related to the Company Released Parties. For the avoidance of doubt, the Director specifically states that he understands that this non-disparagement clause prevents him from communicating Disparaging Information to past, current, and future, customers, vendors, suppliers, partners, and collaborators, of the Company. Nothing herein shall prevent the Director from communicating Disparaging Information to his attorneys, each of whom the Director shall inform of their duty not to disclose the Disparaging Information to any other persons other than as necessary to carry out their professional functions.

(c) The Director agrees not to induce or encourage any individual, corporation, business, group, association, partnership, or other entity, to communicate Disparaging Information.

(d) The Director further acknowledges that this non-disparagement clause is a material term of this Agreement. If the Director breaches this paragraph, the Company’s remedies will not be limited to damages, and may include all equitable and legal relief including, without limitation, a temporary restraining order, temporary injunctive relief, or a permanent injunction, and costs, against the Director and any other persons, individuals, corporations, businesses, groups, partnerships or other entities acting by, through under, or in concert with him. Nothing in this Agreement or this section shall, however, be deemed to prevent the Director from testifying fully and truthfully in response to a subpoena from any court or from responding to, bringing, or participating in, a charge, complaint, or investigative inquiry from any governmental agency.

(e) The Company agrees that it shall not (and shall cause its current officers, directors and employees to not), directly or indirectly, disclose, communicate, or publish any intentionally disparaging, negative, harmful, or disapproving information, written communications, oral communications, electronic or magnetic communications, writings, oral or written statements, comments, opinions, facts, or remarks, of any kind or nature whatsoever concerning or related to the Director and shall not direct any other person to do so. The Company acknowledges that this non-disparagement clause is a material term of this Agreement. If the Company breaches this paragraph, the Director’s remedies will not be limited to damages, and may include all other equitable and legal relief including, without limitation, a temporary restraining order, temporary injunctive relief, or a permanent injunction, and costs, against the Company and any other persons, individuals, corporations, businesses, groups, partnerships or other entities acting by, through under, or in concert with the Company. Nothing herein shall prevent the Company from communicating disparaging information concerning the Director to its attorneys, accountants, or financial advisors, each of whom the Company shall inform of their duty not to disclose the Disparaging Information to any other persons other than as necessary to carry out their professional functions. The Company agrees not to induce or encourage any individual, corporation, business, group, association, partnership, or other entity, to communicate Disparaging Information.

5

7. No Modifications; Entire Agreement. This Agreement cannot be changed or terminated orally, and no modification or waiver of any of the provisions of this Agreement will be effective unless it is in writing and signed by both parties. This Agreement sets forth the entire and fully integrated understanding between the Parties, superseding all previous discussions, agreements, promises and negotiations, and there are no representations, warranties, covenants or understandings, oral or otherwise, that are not expressly set out herein. The Parties acknowledge that, in deciding to enter into this Agreement, they have not relied upon any statements not written in this Agreement.

8. Further Assurances. From time to time, whether at or following the Resignation Date, each of the Company and the Director agrees to make reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable, including as required by applicable laws, to fully and efficiently carry out the intent and purpose of this Agreement.

9. No Circumvention. The Parties agree not to directly or indirectly take any actions, act in concert with any person or entity who takes an action, or cause or allow any person or entity to take any actions (including the failure to take a reasonable action) such that the resulting effect is to materially undermine the intent and purpose of the provisions of this Agreement.

10. Governing Law. Any and all claims, controversies, and causes of action arising out of or under this Agreement, whether sounding in contract, tort, or statute, shall be governed by the laws of the State of Delaware, including its statutes of limitations, without giving effect to any Delaware conflict-of-laws rule that would result in the application of the laws of a different jurisdiction.

11. Venue and Service of Process. The state and federal courts located in Orange County, California, shall be the exclusive venue for any and all claims or disputes arising from, or concerning, this Agreement. The Parties waive all objections to said venue, including the grounds of improper venue, lack of personal jurisdiction or forum non conveniens. Delivery of process by reputable courier (e.g. Federal Express or U.S. Mail-Overnight) to either Party’s last known address shall constitute sufficient service of process for all such claims or disputes. Notwithstanding the provisions of this paragraph, claims related specifically to the Director’s conduct as a director of the Company and all related corporate matters arising from his service as a director of the Company, may be heard in any court of proper jurisdiction, including, but not limited to, the state and federal courts of Delaware.

12. Waiver of Trial by Jury. To ensure prompt resolution of all disputes, the Parties waive their right to a jury trial on all claims or disputes arising from, or concerning, this Agreement.

13. Miscellaneous.

(a) Should any portion, term or provision of this Agreement be declared or determined by any court to be illegal, invalid or unenforceable, the validity or the remaining portions, terms and provisions shall not be affected thereby, and the illegal, invalid or unenforceable portion, term or provision shall be deemed not to be part of this Agreement, except that should the general release language be found to be illegal or unenforceable, the Director agrees to execute a binding replacement release.

(b) The Parties agree that the failure of a Party at any time to require performance of any provision of this Agreement shall not affect, diminish, obviate or void in any way the Party’s full right or ability to require performance of the same or any other provision of this Agreement at any time thereafter.

(c) This Agreement shall inure to the benefit of and shall be binding upon the Director, his heirs, administrators, representatives, and executors, and upon the successors and assigns of the Company. The Director may not (except by operation of law upon his death) assign or delegate his rights or obligations under this Agreement without the written consent of the Company.

6

(d) The Parties agree that in the event the Company engages the services of the Director following the Resignation Date the Company will need to compensate the Director as an Independent Consultant. The Fee for such services will be agreed upon on an individual project basis by both Parties.

(e) The headings of the paragraphs of this Agreement are for convenience only and are not binding on any interpretation of this Agreement.

(f) This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same agreement. Facsimile or PDF reproductions of original signatures shall be deemed binding for the purpose of the execution of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Separation Agreement as of the dates set forth below.

HANCOCK JAFFE LABORATORIES, INC.

By:
Robert Berman, Chief Executive Officer

Steven Girgenti

7